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                                                                   EXHIBIT 10.62


                            [RAILWORKS LETTERHEAD]

                                                                August 30, 2000

Mr. John Kennedy
561 Brentwater Road
Camp Hill, PA 17011

         Re: Amended and Restated Employment Agreement, dated Jan. 1, 2000 (the "Employment Agreement")

Dear John:

         It is my understanding that you and the Company have recently agreed to modify the terms of your employment with RailWorks Corporation. Set forth below are the changes to the Employment Agreement that reflect these modifications:

1. The text of Section 1, Employment, is replaced in its entirety by the following:

          "Subject to the terms hereof, Employer will employ Employee and Employee hereby accepts such employment. The Employee shall serve as Director, Business Development.

          Subject to the terms and conditions of this Agreement, Employee will devote a mutually agreeable portion of his business time and efforts in the rail and rail supply industries to the performance of his job as Director, Business Development, of the Employer; subject to the direction of the Employer's Vice President, Corporate Business Development."

2. The text of paragraph 3.1(a), Salary, is replaced in its entirety by the following:

         "As of August 1, 2000, Employee will be paid a salary (the "Base Salary") of Fifty Thousand Dollars ($50,000.00) per annum, less deductions and withholdings required by applicable law. The Base Salary will be paid to Employee in equal monthly installments (or on such more frequent basis as other executives of Employer are compensated). The Base Salary shall be reviewed by Employer on at least an annual basis after August 1, 2000, but may not be decreased below the Base Salary set forth above as a result of such review."

3.       Paragraph 3.1(b) is deleted in its entirety.

         Except as set forth above, all terms and conditions of the Employment Agreement remain unchanged and in full force and effect.
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[RAILWORKS LOGO]

         If you agree that the foregoing accurately reflects the understanding between the Company and you, please confirm the same by signing in the space provided below and returning an executed copy of this letter to me at your earliest convenience.

                                    Very Truly Yours,


                                    /s/ Michael R. Azarela
                                    --------------------------
                                    Michael R. Azarela
                                    Executive Vice President &
                                    Chief Financial Officer

Agreed this 30th day of August, 2000.


/s/ John Kennedy
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John Kennedy